EXHIBIT 10.28

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of March 10, 2006, among SPYGLASS MERGER CORP., a Delaware corporation (the “Borrower”) (to be merged with and into SERENA SOFTWARE, INC., a Delaware corporation (the “Company”)), each of the Subsidiaries of the Company listed on the signature pages hereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and LEHMAN COMMERCIAL PAPER INC., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is a party to the Credit Agreement, dated as of March 10, 2006 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Company, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, LEHMAN BROTHERS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers and Joint Lead Bookrunners, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent and UBS SECURITIES LLC, as Documentation Agent;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, each Subsidiary Grantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each Subsidiary Grantor is a Subsidiary Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Lenders and

the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.2 Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Deposit Account; Documents, Instruments, Inventory, Letter-of-Credit Right, Securities Account; “Instruments” shall have the meaning given to such term in Article 9 of the UCC.

1.3 The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble hereto.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 1 hereto.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted by the Credit Agreement and the terms of the Indebtedness securing such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions)

of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Guarantee” shall have the meaning assigned to such term in the recitals hereto.

“Guarantors” shall mean each Subsidiary Guarantor.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreement), whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Security Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services or (b) automated clearinghouse transfer of funds.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) the Documentation Agent, (viii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (ix) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (x) any successors, indorsees, transferees and assigns of each of the foregoing.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 3 hereto; provided that any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.4 The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.5 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.6 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

1.7 References to “Lenders” in this Security Agreement shall be deemed to include Affiliates of any Lender that may from time to time enter into Hedge Agreements.

2. Grant of Security Interest.

2.1 Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all cash;

(c) all Chattel Paper;

(d) all Documents;

(e) all equipment;

(f) all General Intangibles;

(g) all Instruments;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Letters of Credit and Letter-of-Credit Rights;

(l) all Supporting Obligations;

(m) all Collateral Accounts;

(n) all books and records pertaining to the Collateral;

(o) the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

2.2 Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information necessary to effectuate the filings or recordings authorized by this Section 2.2. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement or are permitted by the Credit Agreement.

3.2 Perfected First Priority Liens.

(a) This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) completion of the filing, registration and recording of (x) a fully executed agreement in the form of Annex A hereto, with respect to Patents, and the form of Annex B hereto, with respect to Trademarks, containing a description of all Collateral constituting such Intellectual Property with the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) or, in the case of Collateral constituting such Intellectual Property acquired after the date hereof, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder with respect to United States Patents and United States registered Trademarks and (y) a fully executed agreement in the form of Annex C hereto, with respect to Copyrights, containing a description of all Collateral constituting such Intellectual Property with the United States Copyright Office (or any successor office) within the one month period (commencing as of the applicable date of acquisition or filing) or, in the case of Collateral constituting such Intellectual Property acquired after the date hereof, thereafter with respect to United States registered Copyrights pursuant to 17 USC § 205 and the regulations thereunder as soon as reasonably practicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions, (iii) filings approved by United States government offices with respect to Intellectual Property or (iv) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents.

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding:

4.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request. In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex D hereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or incorporation for purposes of the UCC, (iii) in any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or corporate structure or (v) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made and all actions have been taken under the UCC or that are otherwise required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral having at least the priority described in Section 3.2. Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3 Notices. Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4 Special Covenants with Respect to Equipment.

(a) Upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of equipment shall be paid to and applied by the Collateral Agent as specified in Section 5.4 hereof.

(b) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent the certificates of title covering each item of equipment the perfection of which is governed by the notation on the certificate of title of the Collateral Agent’s Security Interest created hereunder.

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Borrower and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that the Collateral Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, each Grantor shall assign to the Collateral Agent to the extent assignable, or grant to the Collateral Agent, as applicable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5.2 Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.5 in accordance with the provisions of subsection 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7 Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Grantor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Grantor or any other person or any release of the Borrower or any Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. The Collateral Agent.

6.1 Collateral Agent’s Appointment as Attorneys-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to Section 4.5;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5 Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent as Agent.

(a) Lehman Brother Commercial Paper Inc. has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the Lenders and Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Hedge Agreement.

8. Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the applicable Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Borrower would be required to do so pursuant to Section 12.7 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6 Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

8.7 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8 Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11 Submission to Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty (except as provided in Section 6.2 hereof) to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex E hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

SPYGLASS MERGER CORP., as Grantor

By:	/S/ ALAN AUSTIN
Name:	Alan Austin
Title:	Vice President

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the Merger (as defined in the Credit Agreement), it will succeed to all of the rights and obligations of the Borrower set forth herein and that all references herein to the Borrower shall thereupon deemed to be references to the undersigned.

SERENA SOFTWARE, INC.

By:	/S/ ROBERT I. PENDER, JR.
Name:	Robert I. Pender, Jr.
Title:	Senior Vice President, Finance and Administration, Chief Financial Officer, Assistant Secretary

LEHMAN BROTHERS COMMERCIAL PAPER INC. as Collateral Agent

By:	/S/ LAURIE PERPER
Name:	Laurie Perper
Title:	Senior Vice President

[Serena Software, Inc. — Security Agreement Signature Page]

SCHEDULE 1 TO THE

      SECURITY AGREEMENT

COPYRIGHTS

Grantor	Title	Registration Number
Serena Software, Inc.	“PCMS”	TXu-791-437
Serena Software, Inc.	“StarTool 6.2.0”	TX-5-200-235
Serena Software, Inc.	“StarTool 6.1.0”	TX-5-200-236
Serena Software, Inc.	“Sysprog 1.1.0”	TX-5-200-237
Serena Software, Inc.	“StarTool 5.4.0”	TX-5-200-238
Serena Software, Inc.	“Merant Collage v3.0”	TX-5-598-280
Serena Software, Inc.	“Merant Collage v4.0”	TX-5-806-952
Serena Software, Inc.	“Merant Dimensions v8.0”	TX-5-839-533
Serena Software, Inc.	“Merant Mover v1.0”	TX-5-853-655
Serena Software, Inc.	“Merant Version manager v8.0”	TX-5-919-826
Serena Software, Inc.	“Merant Tracker v8.0”	TX-5-919-827
Serena Software, Inc.	“Merant Meritage v8.0”	TX-5-919-828
Serena Software, Inc.	“Merant Professional v8.0”	TX-5-919-829
Serena Software, Inc.	“RTMi v2.1”	TX-6-210-251

SCHEDULE 2 TO THE

      SECURITY AGREEMENT

PATENTS

Grantor	Registration Number	Description
Serena Software, Inc.	5,745,908	Method for Converting a Word Processing File Containing Markup Language Tags and Conventional Computer Code
Serena Software, Inc.	6,327,587	Caching Optimization with Disk And/Or Memory Cache Management
Serena Software, Inc.	6,601,058	Data Exploration System and Method
Serena Software, Inc.	6,253,236	System and Method for Serving Host Computer Files to One or More Client Computer Systems
Serena Software, Inc.	6,263,348	Method and Apparatus for Identifying the Existence of Differences Between Two Files
Serena Software, Inc.	6,393,438	Method and Apparatus for Identifying the Existence of Differences Between Two Files
Serena Software, Inc.	6,480,834	Method and Apparatus for Serving Files From a Mainframe To One Or More Clients
Serena Software, Inc.	6,513,048	Method and Apparatus for Access to Files Stored on a Mainframe Using a Personal Computer User Interface
Serena Software, Inc.	6,691,125	Method and Apparatus for Converting Files Stored on a Mainframe Computer for Use By a Client Computer
Serena Software, Inc.	6,912,539	Method and Apparatus for Verifying Converted Database Commands

Applications:

Grantor	Application Number	Description
Serena Software, Inc.	09/441,765	System and Method for Logging Into a Mainframe Computer System
Serena Software, Inc.	10/956,634	Method and Apparatus for Combining Information From Various Sources
Serena Software, Inc.	11/168,245	System and Method for Verifying Converted Database Commands
Serena Software, Inc.	11/327,766	Approach for Performing Impact Analysis in Software Development Environments
Serena Software, Inc.	60/717,665	Preferred Projects & Persistent “My Favorites” in a Process Management Application
Serena Software, Inc.	60/717,944	Interactive Business Services Engine
Serena Software, Inc.	60/726,839	Automatic Creation of an Interactive Composite Application and Graphically Rendering Boolean Expressions

SCHEDULE 3 TO THE

      SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Grantor	Trademark	Registration No.	Application No.
Serena Software	CENTILLION	2,425,369	76/014,331
Serena Software	CHANGE GOVERNANCE		78/714,196
Serena Software	CHANGE GOVERNANCE		78/714,194
Serena Software	CHANGE GOVERNANCE		78/714,193
Serena Software	CHANGE TRANSFER	2,472,804	75/742,044
Serena Software	CHANGEMAN	1,342,251	73/482,133
Serena Software	COLLAGE	2,816,351	76/454,822
Serena Software	COMPAREX	1,298,600	73/444,966
Serena Software	DETECT+RESOLVE	2,430,845	75/714,384
Serena Software	DIMENSIONS		76/020,671
Serena Software	ECHANGEMAN (stylized)	2,475,159	75/839,527
Serena Software	EYE-SPY 390	2,403,597	75/703,931
Serena Software	MERANT	2,476,207	75/577,064
Serena Software	MERANT	2,478,372	75/577,065
Serena Software	MERANT COLLAGE	2,747,007	76/462,076
Serena Software	PROFIT FROM CHANGE		78/714,185
Serena Software	PROFIT FROM CHANGE		78/714,183
Serena Software	PROFIT FROM CHANGE		78/714,180
Serena Software	PVCS	1,759,656	74/294,998
Serena Software	RTM		78/525,152
Serena Software	SAFE		78/306,306
Serena Software	SERENA	2,739,477	76/098,268
Serena Software	SERNET	2,435,312	76/016953
Serena Software	STARTOOL	2,159,588	75/153,301
Serena Software	STARWARP	2,304,166	75/589,090
Serena Software	TEAMSHARE	2,326,643	75/695,719
Serena Software	TEAMSHARE	2,326,601	75/688,973
Serena Software	TEAMSHARE	2,349,269	75/405,763
Serena Software	TEAMTRACK	2,559,818	75/905,693
Serena Software	TEAMTRACK	2,208,294	75/295,149
Serena Software	TEAMTRACK MOBILE	2,501,056	76/031,280
Serena Software	TEAMTRACK ONLINE	2,458,348	75/748,670
Serena Software	TSUPPORT	2,499,060	75/905,696
Serena Software	tTRACK	2,500,979	75/905,694

Foreign Trademarks

Grantor	Trademark	Registration No.	Application No.	Country
Serena Software	CHANGEMAN	829002	Z1230727	Madrid Protocol
Serena Software	CHANGEMAN		2548309	Argentina
Serena Software	CHANGEMAN	829002	Z1230727	Australia
Serena Software	CHANGEMAN	829002	Z1230727	Austria
Serena Software	CHANGEMAN	829002	Z1230727	Benelux
Serena Software	CHANGEMAN		826933980	Brazil
Serena Software	CHANGEMAN	719273	661340	Chile
Serena Software	CHANGEMAN	829002	Z1230727	China
Serena Software	CHANGEMAN	298921	04097791	Columbia
Serena Software	CHANGEMAN	829002	Z1230727	Croatia
Serena Software	CHANGEMAN	829002	Z1230727	Czech Republic
Serena Software	CHANGEMAN	829002	Z1230727	Denmark
Serena Software	CHANGEMAN	829002	Z1230727	Finland
Serena Software	CHANGEMAN	829002	Z1230727	France
Serena Software	CHANGEMAN	829002	Z1230727	Germany
Serena Software	CHANGEMAN	829002	Z1230727	Greece
Serena Software	CHANGEMAN	829002	Z1230727	Hungary
Serena Software	CHANGEMAN	829002	Z1230727	Iceland
Serena Software	CHANGEMAN	829002	Z1230727	Ireland
Serena Software	CHANGEMAN	829002	Z1230727	Italy
Serena Software	CHANGEMAN		Z1230727	Japan
Serena Software	CHANGEMAN	829002	Z1230727	Korea
Serena Software	CHANGEMAN	829002	Z1230727	Latvia
Serena Software	CHANGEMAN	829002	Z1230727	Liechtenstein
Serena Software	CHANGEMAN	829002	Z1230727	Lithuania
Serena Software	CHANGEMAN	869924	679914	Mexico
Serena Software	CHANGEMAN	869002	Z1230727	Norway
Serena Software	CHANGEMAN	103992	221264	Peru
Serena Software	CHANGEMAN	829002	Z1230727	Poland
Serena Software	CHANGEMAN	829002	Z1230727	Portugal
Serena Software	CHANGEMAN	829002	Z1230727	Romania
Serena Software	CHANGEMAN	829002	Z1230727	Russia
Serena Software	CHANGEMAN	829002	Z1230727	Singapore
Serena Software	CHANGEMAN	829002	Z1230727	Slovakia
Serena Software	CHANGEMAN	829002	Z1230727	Slovenia
Serena Software	CHANGEMAN	829002	Z1230727	Spain
Serena Software	CHANGEMAN	829002	Z1230727	Sweden
Serena Software	CHANGEMAN	829002	Z1230727	Switzerland
Serena Software	CHANGEMAN	829002	Z1230727	Turkey

Grantor	Trademark	Registration No.	Application No.	Country
Serena Software	CHANGEMAN	829002	Z1230727	UK
Serena Software	CHANGEMAN	829002	Z1230727	Ukraine
Serena Software	CHANGEMAN		2004-017005	Venezuela
Serena Software	DIMENSIONS		826934013	Brazil
Serena Software	DIMENSIONS	723990	661343	Chile
Serena Software	DIMENSIONS	299612	0497785	Columbia
Serena Software	DIMENSIONS		2004-017002	Venezuela
Serena Software	PVCS	844809	A0000226	Madrid Protocol
Serena Software	PVCS		2548311	Argentina
Serena Software	PVCS	844809	A0000226	Australia
Serena Software	PVCS	844809	A0000226	Austria
Serena Software	PVCS	844809	A0000226	Benelux
Serena Software	PVCS		826934005	Brazil
Serena Software	PVCS	719274	661342	Chile
Serena Software	PVCS		A0000226	China
Serena Software	PVCS	301275	04097787	Columbia
Serena Software	PVCS	844809	A0000226	Croatia
Serena Software	PVCS	844809	A0000226	Cyprus
Serena Software	PVCS	844809	A0000226	Czech Republic
Serena Software	PVCS	844809	A0000226	Denmark
Serena Software	PVCS	844809	A0000226	Finland
Serena Software	PVCS	844809	A0000226	France
Serena Software	PVCS	844809	A0000226	Germany
Serena Software	PVCS	844809	A0000226	Greece
Serena Software	PVCS	844809	A0000226	Hungary
Serena Software	PVCS	844809	A0000226	Iceland
Serena Software	PVCS	844809	A0000226	Ireland
Serena Software	PVCS	844809	A0000226	Italy
Serena Software	PVCS	844809	A0000226	Japan
Serena Software	PVCS		A0000226	Korea
Serena Software	PVCS	844809	A0000226	Latvia
Serena Software	PVCS	844809	A0000226	Lesotho
Serena Software	PVCS	844809	A0000226	Liechtenstein
Serena Software	PVCS	844809	A0000226	Lithuania
Serena Software	PVCS	844809	A0000226	Monaco
Serena Software	PVCS	844809	A0000226	Morocco
Serena Software	PVCS	844809	A0000226	Norway
Serena Software	PVCS		221261	Peru
Serena Software	PVCS	844809	A0000226	Poland
Serena Software	PVCS	844809	A0000226	Portugal
Serena Software	PVCS	844809	A0000226	Romania
Serena Software	PVCS	844809	A0000226	Russia

Grantor	Trademark	Registration No.	Application No.	Country
Serena Software	PVCS		A0000226	Singapore
Serena Software	PVCS	844809	A0000226	Slovakia
Serena Software	PVCS	844809	A0000226	Slovenia
Serena Software	PVCS	844809	A0000226	Spain
Serena Software	PVCS	844809	A0000226	Sweden
Serena Software	PVCS	844809	A0000226	Switzerland
Serena Software	PVCS	844809	A0000226	Turkey
Serena Software	PVCS	844809	A0000226	UK
Serena Software	PVCS	844809	A0000226	Ukraine
Serena Software	PVCS		2004-017003	Venezuela
Serena Software	RTM	855574	A0001603	Madrid Protocol
Serena Software	RTM	855574	A0001603	Austria
Serena Software	RTM	855574	A0001603	Austrialia
Serena Software	RTM	855574	A0001603	Benelux
Serena Software	RTM	855574	A0001603	China
Serena Software	RTM	855574	A0001603	Czech Republic
Serena Software	RTM		A0001603	Denmark
Serena Software	RTM	855574	A0001603	Finland
Serena Software	RTM	855574	A0001603	France
Serena Software	RTM	855574	A0001603	Germany
Serena Software	RTM	855574	A0001603	Greece
Serena Software	RTM	855574	A0001603	Hungary
Serena Software	RTM	855574	A0001603	Iceland
Serena Software	RTM	855574	A0001603	Ireland
Serena Software	RTM	855574	A0001603	Italy
Serena Software	RTM	855574	A0001603	Japan
Serena Software	RTM	855574	A0001603	Korea
Serena Software	RTM	855574	A0001603	Latvia
Serena Software	RTM	855574	A0001603	Liechtenstein
Serena Software	RTM	855574	A0001603	Lithuania
Serena Software	RTM	855574	A0001603	Norway
Serena Software	RTM	855574	A0001603	Poland
Serena Software	RTM	855574	A0001603	Portugal
Serena Software	RTM	855574	A0001603	Romania
Serena Software	RTM	855574	A0001603	Russia
Serena Software	RTM		A0001603	Singapore
Serena Software	RTM	855574	A0001603	Slovakia
Serena Software	RTM	855574	A0001603	Slovenia
Serena Software	RTM	855574	A0001603	Spain
Serena Software	RTM	855574	A0001603	Sweden
Serena Software	RTM	855574	A0001603	Switzerland
Serena Software	RTM	855574	A0001603	Turkey

Grantor	Trademark	Registration No.	Application No.	Country
Serena Software	RTM	855574	A0001603	UK
Serena Software	RTM	855574	A0001603	Ukraine
Serena Software	SERENA	829384	Z1230726	Madrid Protocol
Serena Software	SERENA		2548308	Argentina
Serena Software	SERENA	829384	Z1230726	Australia
Serena Software	SERENA	829384	Z1230726	Austria
Serena Software	SERENA	829384	Z1230726	Benelux
Serena Software	SERENA		826933971	Brazil
Serena Software	SERENA		661339	Chile
Serena Software	SERENA		Z1230726	China
Serena Software	SERENA	298922	04097792	Columbia
Serena Software	SERENA	829384	Z1230726	Croatia
Serena Software	SERENA	829384	Z1230726	Czech Republic
Serena Software	SERENA	829384	Z1230726	Denmark
Serena Software	SERENA	829384	Z1230726	Finland
Serena Software	SERENA	829384	Z1230726	France
Serena Software	SERENA	829384	Z1230726	Germany
Serena Software	SERENA	829384	Z1230726	Greece
Serena Software	SERENA	829384	Z1230726	Hungary
Serena Software	SERENA	829384	Z1230726	Iceland
Serena Software	SERENA	829384	Z1230726	Ireland
Serena Software	SERENA	829384	Z1230726	Italy
Serena Software	SERENA	829384	Z1230726	Japan
Serena Software	SERENA	829384	Z1230726	Korea
Serena Software	SERENA	829384	Z1230726	Latvia
Serena Software	SERENA	829384	Z1230726	Liechtenstein
Serena Software	SERENA	829384	Z1230726	Lithuania
Serena Software	SERENA	892281	679,913	Mexico
Serena Software	SERENA	829384	Z1230726	Norway
Serena Software	SERENA	103891	221,262	Peru
Serena Software	SERENA	829384	Z1230726	Poland
Serena Software	SERENA	829384	Z1230726	Portugal
Serena Software	SERENA		Z1230726	Romania
Serena Software	SERENA	829384	Z1230726	Russia
Serena Software	SERENA	829384	Z1230726	Singapore
Serena Software	SERENA	829384	Z1230726	Slovakia
Serena Software	SERENA	829384	Z1230726	Slovenia
Serena Software	SERENA	829384	Z1230726	Spain
Serena Software	SERENA	829384	Z1230726	Sweden
Serena Software	SERENA	829384	Z1230726	Switzerland
Serena Software	SERENA	829384	Z1230726	Turkey
Serena Software	SERENA	829384	Z1230726	UK

Grantor	Trademark	Registration No.	Application No.	Country
Serena Software	SERENA	829384	Z1230726	Ukraine
Serena Software	SERENA		2004-017006	Venezuela
Serena Software	TEAMTRACK	849681	A0000109	Madrid Protocol
Serena Software	TEAMTRACK		2548310	Argentina
Serena Software	TEAMTRACK	849681	A0000109	Australia
Serena Software	TEAMTRACK	849681	A0000109	Austria
Serena Software	TEAMTRACK	849681	A0000109	Benelux
Serena Software	TEAMTRACK		826933998	Brazil
Serena Software	TEAMTRACK	723.989	661341	Chile
Serena Software	TEAMTRACK	849681	A0000109	China
Serena Software	TEAMTRACK	301274	04097789	Columbia
Serena Software	TEAMTRACK	849681	A0000109	Croatia
Serena Software	TEAMTRACK	849681	A0000109	Cyprus
Serena Software	TEAMTRACK	849681	A0000109	Czech Republic
Serena Software	TEAMTRACK	849681	A0000109	Denmark
Serena Software	TEAMTRACK	849681	A0000109	Finland
Serena Software	TEAMTRACK	849681	A0000109	France
Serena Software	TEAMTRACK	849681	A0000109	Germany
Serena Software	TEAMTRACK	849681	A0000109	Greece
Serena Software	TEAMTRACK	849681	A0000109	Hungary
Serena Software	TEAMTRACK	849681	A0000109	Iceland
Serena Software	TEAMTRACK	849681	A0000109	Ireland
Serena Software	TEAMTRACK	849681	A0000109	Italy
Serena Software	TEAMTRACK		A0000109	Japan
Serena Software	TEAMTRACK	849681	A0000109	Korea
Serena Software	TEAMTRACK	849681	A0000109	Latvia
Serena Software	TEAMTRACK	849681	A0000109	Lesotho
Serena Software	TEAMTRACK	849681	A0000109	Liechtenstein
Serena Software	TEAMTRACK	849681	A0000109	Lithuania
Serena Software	TEAMTRACK	887666	679912	Mexico
Serena Software	TEAMTRACK	849681	A0000109	Monaco
Serena Software	TEAMTRACK	849681	A0000109	Morocco
Serena Software	TEAMTRACK	849681	A0000109	Norway
Serena Software	TEAMTRACK	103736	221263	Peru
Serena Software	TEAMTRACK	849681	A0000109	Poland
Serena Software	TEAMTRACK	849681	A0000109	Portugal
Serena Software	TEAMTRACK	849681	A0000109	Romania
Serena Software	TEAMTRACK	849681	A0000109	Russia
Serena Software	TEAMTRACK		A0000109	Singapore
Serena Software	TEAMTRACK	849681	A0000109	Slovakia
Serena Software	TEAMTRACK	849681	A0000109	Slovenia
Serena Software	TEAMTRACK	849681	A0000109	Spain

Grantor	Trademark	Registration No.	Application No.	Country
Serena Software	TEAMTRACK	849681	A0000109	Sweden
Serena Software	TEAMTRACK	849681	A0000109	Switzerland
Serena Software	TEAMTRACK	849681	A0000109	Turkey
Serena Software	TEAMTRACK		A0000109	UK
Serena Software	TEAMTRACK		A0000109	Ukraine
Serena Software	TEAMTRACK		2004-017004	Venezuela

ANNEX A TO THE

SECURITY AGREEMENT

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of March [    ], 2006, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of LEHMAN BROTHERS COMMERCIAL PAPER INC., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Patents of such Pledgor listed on Schedule I1 attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[1]	Should include same Patents listed on Schedule 12(a) of the Perfection Certificate.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

LEHMAN BROTHERS COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

ANNEX B TO THE

SECURITY AGREEMENT

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of March [    ], 2006, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of LEHMAN BROTHER COMMERCIAL PAPER, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I2 attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[2]	Should include same Trademarks listed on Schedule 12(a) of the Perfection Certificate.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

LEHMAN BROTHERS COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

ANNEX C TO THE

SECURITY AGREEMENT

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of March [    ], 2006, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of LEHMAN BROTHERS COMMERCIAL PAPER INC., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Copyrights of such Pledgor listed on Schedule I3 attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

[3]	Should include same Copyrights listed on Schedule 12(a) of the Perfection Certificate.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

LEHMAN BROTHERS COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

ANNEX D TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [                    ], to the SECURITY AGREEMENT dated as of March 10, 2006, among SERENA SOFTWARE, INC., a Delaware corporation (“the Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and LEHMAN COMMERCIAL PAPER INC., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

1. Reference is made to [(a)] Credit Agreement, dated as of March 10, 2006 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among SPYGLASS MERGER CORP., a Delaware corporation (which merged on the date thereof with and into Borrower), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, LEHMAN BROTHERS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers and Joint Lead Bookrunners, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent and UBS SECURITIES LLC, as Documentation Agent [and (b) the Guarantee dated as of [                    ], (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent]4.

2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

3. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements.

4. Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

[4]	There are no Guarantors as of the Closing Date; include to the extent Guarantees have been provided pursuant to the Credit Agreement.

1. In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational identification number of such New Grantor and (c) as of each Closing Date (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks.

5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

9. Each New Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., AS COLLATERAL AGENT

By:

SCHEDULE I

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Location of Chief Executive Office and Principal Place of Business	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

PATENTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

ANNEX E TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the SECURITY AGREEMENT dated as of March 10, 2006, among SERENA SOFTWARE, INC., a Delaware corporation (“the Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and LEHMAN COMMERCIAL PAPER INC., as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

1. Reference is made to [(a)] Credit Agreement, dated as of March 10, 2006 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among SPYGLASS MERGER CORP., a Delaware corporation (which merged on the date thereof with and into Borrower), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, LEHMAN BROTHERS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers and Joint Lead Bookrunners, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent and UBS SECURITIES LLC, as Documentation Agent [and (b) the Guarantee dated as of [                    ], (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent].5

2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

3. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of Annex B thereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date of the Credit Agreement. The Grantors have identified on Schedules I, II and III hereto the additional Copyrights, Patents and Trademarks acquired by such Grantors after the date of the Credit Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

[5]	There are no Guarantors as of the Closing Date; include to the extent Guarantees have been provided pursuant to the Credit Agreement.

1. (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule III hereto.

2. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct.

3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

8. Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., AS COLLATERAL AGENT

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE II

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

PATENTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III

TO SUPPLEMENT NO.      TO THE

SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country